PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 10th day of March, 2006, by and between the following:

     Steven Reuther, an individual and Samuel Mauro, an individual, (collectively hereinafter, "Buyers") and

     M POWER ENTERTAINMENT INC. a Delaware corporation (hereinafter "MPWE").




                       W I T N E S S E T H


WHEREAS the parties entered into a Purchase Agreement on November 21, 2005;
and

WHEREAS on November 21, 2005, pursuant to that agreement, MPWE acquired from Buyers all the outstanding stock of Tropical Printing L.L.C. and MPWE issued to Buyers shares of MPWE stock valued by the parties at $450,000; and

WHEREAS 9,999,999 shares of restricted common stock were issued to Buyers at such time as the MPWE stock; and

WHEREAS, in lieu thereof, subject to the terms and conditions of this Agreement , MPWE and Buyers desire for MPWE to purchase from Buyers, and for Buyers to sell to MPWE, the MPWE restricted common stock (9,999,999,) the "MPWE Stock") Buyers received for their sale of all of their stock of TROPICAL PRINTING L.L.C., to M Power Entertainment Inc. ("MPWE") in November, 2005 under the Purchase Agreement. In payment for their purchase, MPWE desires to pay to Buyers all of the Tropical Printing LLC stock ("Tropical Printing LLC Stock") it received, as a successor corporation to MPWE, for the November, 2005 purchase by MPWE of Tropical Printing L.L.C. from Buyers and Buyers desire to receive same as payment; and

WHEREAS, the Board of Directors of MPWE deems it desirable and in the best interests of MPWE and its stockholders that MPWE sell the Tropical Printing LLC Stock in consideration of payment by Buyers of the MPWE Stock and said contract right; and

WHEREAS, Buyers deem it desirable and in the best interests of Buyers that Buyers sell the MPWE Stock and said contract right to MPWE in exchange for the Tropical Printing LLC Stock; and

WHEREAS, MPWE and Buyers desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by their Agreement; and

WHEREAS, Buyers and the Board of Directors of MPWE have approved and adopted their Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                            SECTION 1

                           DEFINITIONS

     1.1 "Agreement", "MPWE", "MPWE Stock", "Tropical Printing LLC Stock", "MPWE", "Buyers", respectively, shall have the meanings defined in the foregoing preamble and recitals to their Agreement.

      1.2 "Closing Date" shall mean 6:00 p.m., local time, March 10, 2006, at Houston, Texas, the date on which the parties hereto shall close the transactions contemplated herein; provided that the parties can change the Closing Date and place of Closing to such other time and place as the parties shall mutually agree, in writing. As of the Closing Date, all Exhibits to their Agreement shall be complete and attached to their Agreement.

      1.3    "Confidential information" shall have the meaning defined in
Section 11.1 hereof.

                            SECTION 2

  AGREEMENT FOR PURCHASE AND SALE OF M POWER ENTERTAINMENT STOCK

      2.1 Substantive Terms of the Purchase and Sale of M POWER ENTERTAINMENT Stock and the Related Contract Right.

      Buyers shall sell and deliver to MPWE the MPWE Stock in a form enabling MPWE, then and there, to become the record and beneficial owner of said common stock, consisting of nine million, nine hundred ninety-nine thousand, nine hundred ninety-nine (9,999,999) shares of MPWE restricted common Stock.

          2.2    Consideration Paid by MPWE.

          (a) MPWE shall deliver to Buyers the Tropical Printing LLC Membership Certificates in the names of Samuel Mauro and Steven Reuther.

      2.3    Delivery of Stock to MPWE

             Upon receipt of said Tropical Printing Certificates, Tropical will then forward the MPWE Stock certificates within 7 days to Gary Kimmons at his address below in paragraph 14.1.


                            SECTION 3

              REPRESENTATIONS AND WARRANTIES OF MPWE

      MPWE, in order to induce the Buyers to execute their Agreement and to consummate the transactions contemplated herein, represents and warrants to Buyers, as follows:

      3.1 Organization and Qualification. MPWE is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. MPWE is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of MPWE.

      3.2 Authorization and Validity. MPWE has the requisite power and is duly authorized to execute and deliver and to carry out the terms of their Agreement. The board of directors and stockholders of MPWE have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of their Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in
Section 8 of their Agreement. Assuming their Agreement has been approved by all action necessary on the part of Buyers, their Agreement is a valid and binding agreement of MPWE. Approval by the shareholders of MPWE is not required in order for it to consummate the transaction provided for in their Agreement.

     3.3 No Defaults. MPWE is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, both as amended. MPWE is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of MPWE. MPWE is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franctheire, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of MPWE. Neither the execution and delivery of their Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of MPWE and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by their Agreement.

      3.4 Documents. The copies of all agreements and other instruments that have been delivered by MPWE to Buyers are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

      3.5 Disclosure. The representations and warranties made by MPWE herein and in any schedule, statement, certificate, or document furnished or to be furnished by MPWE to Buyers pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.


                            SECTION 4

             REPRESENTATIONS AND WARRANTIES OF BUYERS

      Buyers, in order to induce MPWE to execute their Agreement and to consummate the transactions contemplated herein, represents and warrants to MPWE as follows:

      4.1 Authorization and Validity. Buyers have the requisite power and are duly authorized to execute and deliver and to carry out the terms of their Agreement. Assuming their Agreement has been approved by all action necessary on the part of MPWE, their Agreement is a valid and binding agreement of Buyers.

      4.2 Disclosure. The representations and warranties made by Buyers herein and in any schedule, statement, certificate, or document furnished or to be furnished by Buyers to MPWE pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.


                            SECTION 5

                          PRESS RELEASE


      5.1 Press Release. MPWE and Buyers shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to their Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that its counsel deems necessary. In that case, whichever party deems necessary a press release or filing as mentioned above, agrees to first present it to the other party for its review by counsel. The other party will have 3 business days to approve the release or filing, or make its' objections noted to the other.


                            SECTION 6

                            BROKERAGE

      6.1 Brokers and Finders. Neither MPWE nor Buyers, or any of their respective officers, directors, employees, or agents, has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any other commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.


                            SECTION 7

               CLOSING AGREEMENTS AND POST-CLOSING

      7.1 Closing Agreements. On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

            (a) Buyers shall have executed and delivered documents to MPWE sufficient then and there to transfer record and beneficial ownership to MPWE of the MPWE Stock, consisting of an aggregate of nine million, nine hundred ninety-nine thousand, nine hundred ninety-nine (9,999,999) shares of Restricted Common Stock of MPWE. Such shares shall be not pledged, and totally unencumbered.

          (b) MPWE shall have delivered to Buyers the Tropical Printing LLC Membership Certificates in the names of Samuel Mauro and Steven Reuther.

          (c) Both parties, MPWE and Buyers agree that all monies spent for any reason, whether in actual cash or in accrued labor expenses of employees or contractors from either party will be bourn by the respective parties and neither party will attempt to collect any fees or expenses expended, including monies spent to help each other operate on a daily basis or to prevent default actions by creditors.


                            SECTION 8

       CONDITIONS PRECEDENT TO MPWE'S OBLIGATIONS TO CLOSE

      The obligations of MPWE to consummate their Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions:

      8.1 Representations and Warranties. The representations and warranties of Buyers contained in their Agreement shall be true and correct in all material respects on and as of the Closing Date, and Buyers shall have performed in all material respects all of their obligations hereunder theretofore to be performed.

      8.2 Other. The joint conditions precedent in Section 10 hereof shall have been satisfied and all documents required for Closing shall be acceptable to Counsel for MPWE.


                            SECTION 9

       CONDITIONS PRECEDENT TO BUYERS' OBLIGATIONS TO CLOSE

      The obligation of Buyers to consummate their Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

      9.1 Representations and Warranties. The representations and warranties of MPWE contained in their Agreement shall be true and correct in all material respects on and as of the Closing Date, and MPWE shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

      9.2 Other. The joint conditions precedent in Section 10 hereof shall have been satisfied.


                            SECTION 10

                    JOINT CONDITIONS PRECEDENT

      The obligations of each MPWE and Buyers to consummate their agreement shall be subject to satisfaction by the other party ("Other Party") or waiver in writing by the party entitled to have the Other Party perform each and all of the following conditions precedent at or prior to the Closing Date:"

      10.1    Other Agreements.  All of the agreements contemplated by Section
7.1 of their Agreement shall have been executed and delivered by the Other Party, and all acts required to be performed thereunder by the Other Party as of the Closing Date shall have been duly performed, including, without limitation, completion of all exhibits to their Agreement.

      10.2 Absence of Litigation. At the Closing Date, there shall be no action, suit, or proceeding pending or threatened against Other Party hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, which would have the effect of prohibiting the consummation of the transactions contemplated herein.


                            SECTION 11

                         CONFIDENTIALITY

      11.1 Buyers acknowledge that they has acquired confidential information and materials from MPWE and MPWE about the technology, business, products, strategies, customers, clients and suppliers of MPWE and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of MPWE (collectively, such acquired information, materials, and knowledge are the "Confidential Information"). Buyer's covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by their Agreement and not to allow any unauthorized person access to such Confidential Information.

      11.2 The Confidential Information disclosed by MPWE to Buyers shall remain the property of the disclosing party. The Confidential Information disclosed by the Buyers to MPWE shall remain the property of the Buyer.

      11.3 Buyers shall maintain in secrecy all Confidential Information disclosed to him by MPWE using not less than reasonable care. Buyers shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of MPWE unless or until the Confidential Information is:

            (a)    publicly available or otherwise in the public domain; or

            (b)    rightfully obtained by any third party without restriction;
or

            (c) disclosed by MPWE without restriction pursuant to judicial action, or government regulations or other requirements.


      11.4 The obligations of Buyers under Sections 11.1, 11.2, and 11.3 of their Agreement shall expire one year from the date hereof as to Confidential Information consisting of commercial and financial information and two years from the date hereof as to Confidential Information consisting of technical information. For their purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.

      11.5 The same confidentiality requirements on the Buyers will similarly be required by MPWE in regards to information it has obtained about Tropical Printing LLC and the subsequent potential companies to be attempted to be acquired, provided to MPWE by Buyers (Arcade Lithographing and Spotlight Graphics).


                            SECTION 12

                      TERMINATION AND WAIVER

      12.1 Termination. This Agreement may be terminated and abandoned on the Closing Date by:

            (a)    the mutual consent in writing of the parties hereto;

            (b) MPWE, if the conditions precedent in Sections 8 and 10 of their Agreement have not been satisfied or waived by the Closing Date; and

            (d) Buyers, if the conditions precedent in Sections 9 and 10 of their Agreement have not been satisfied or waived by the Closing Date.

If their Agreement is terminated pursuant to Section 12.1, the parties hereto shall not have any further obligations under their Agreement, and each party shall bear all costs and expenses incurred by it.


                            SECTION 13

           NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.

      13.1 All statements contained in any certificate or other instrument delivered by or on behalf of MPWE or Buyers pursuant to their Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by MPWE or Buyers in their Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.


                            SECTION 14

                          MISCELLANEOUS

      14.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

               to Buyers:        Tropical Printing LLC
                                 2147 D Porter Lake Drive
                                 Sarasota, FL 34240

               to MPWE:          M POWER ENTERTAINMENT INC
                                 Attn: Gary Kimmons
                                 2602 Yorktown Place
                                 Houston, TX 77056

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

      14.2 Time of the Essence. Time shall be of the essence of their Agreement.

      14.3 Costs. Each party will bear the costs and expenses incurred by it in connection with their Agreement and the transactions contemplated hereby.

      14.4 Cancellation of Agreement. In the event that their Agreement is canceled by mutual agreement of the parties or by failures of any of the conditions precedent set forth in Paragraphs 8, 9, and 10, neither Buyers nor MPWE shall be entitled to any damages, fees, costs, or other consideration.

      14.5 Entire Agreement and Amendment. This Agreement and documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

      14.6 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

      14.7 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

      14.8 Attorneys' Fees and Costs. Each Party will bear the cost of its own counsel for all expenses they see fit to spend for any reason. There is no right to collect attorneys' fees or costs from each other for any reason.

      14.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

      14.10 Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

      14.11 Captions. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

      14.12 Indemnification. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any other actions incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.

      14.13    Access to Information.   To the extent actually required for
MPWE's current and future reporting requirements to the SEC, Buyers shall cause MPWE, its counsel, accountants and auditors ("Representatives") to have access, during normal business hours, to all of the books and records of Tropical Printing LLC relating to the period of November 2005 through Closing Date. Buyers will cause to be furnished to MPWE and its Representatives upon proof of necessity therefore from MWPE or its Representatives, all such information concerning the affairs of Tropical Printing LLC as MPWE or such Representatives may reasonably request to comply with SEC reporting requirements. This provision shall only be effective for one year from the Closing Date of this Purchase Agreement.



                     [SIGNATURE PAGE FOLLOWS]
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

M POWER ENTERTAINMENT, INC.


    /s/ Gary F. Kimmons
By: __________________________________
    Gary F. Kimmons
    President & CEO



BUYERS:

/s/ Steven Reuther
______________________________________
Steven Reuther

/s/ Samuel Mauro
______________________________________
Samuel Mauro